UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported) August 14, 2001


                                CenturyTel, Inc.

             (Exact name of registrant as specified in its charter)


       Louisiana                     1-7784                     72-0651161
    (State or other             (Commission File              (IRS Employer
    jurisdiction of                  Number)                Identification No.)
    incorporation)

      100 Century Park Drive, Monroe, Louisiana                  71203
       (Address of principal executive offices)               (Zip Code)


     Registrant's telephone number, including area code      (318) 388-9000


Item 5:      Other Events

The following two press releases were issued by the Company:
       (i)   CenturyTel Issues Statement in Response to ALLTEL
              Unsolicited Proposal, dated August 14, 2001
       (ii) CenturyTel Exploring Separation of Wireless Operations, dated August 15, 2001

Both press releases are included herein under Item 5 - Other Events.


PRESS RELEASE
Tuesday August 14, 2001

                   CENTURYTEL ISSUES STATEMENT IN RESPONSE TO
                           ALLTEL UNSOLICITED PROPOSAL


MONROE, LA, August 14, 2001 - CenturyTel, Inc. (NYSE: CTL) confirmed today that it has received an unsolicited proposal from ALLTEL Corporation (NYSE: AT), which is identical to a previously submitted proposal by ALLTEL.

CenturyTel's Board had unanimously rejected the previous proposal after full consideration and after receiving advice from J.P. Morgan and Wachtell, Lipton, Rosen & Katz, its financial and legal advisors.

CenturyTel said that there is no reason for further consideration of the previously rejected proposal. CenturyTel's Board has determined that the Company is not for sale.

CenturyTel, Inc. provides communications services including local exchange, wireless, long distance, Internet access and data services to more than three million customers in 21 states. The company, headquartered in Monroe, Louisiana, is publicly traded on the New York Stock Exchange under the symbol CTL. CenturyTel is the 8th largest local exchange telephone company, based on access lines, and the 8th largest cellular company, based on population equivalents owned, in the United States.

Visit CenturyTel's corporate Web site at (www.centurytel.com)

Contacts:

Joele Frank, Wilkinson Brimmer Katcher
Joele Frank, Andy Brimmer
(212) 355-4449

                               _________________


PRESS RELEASE
Wednesday August 15, 2001

FOR IMMEDIATE RELEASE

             CENTURYTEL EXPLORING SEPARATION OF WIRELESS OPERATIONS

MONROE, LA, August 15, 2001 - CenturyTel, Inc. (NYSE: CTL) today announced that it is exploring the potential separation of the Company's wireless and wireline businesses.

"While the wireless business continues to produce strong results, CenturyTel believes that attractive acquisition alternatives are developing in the wireline sector that could drive strong growth," said Glen F. Post, III, President and Chief Executive Officer. "This process could result in the positioning of CenturyTel as the leading pure-play rural local exchange carrier in the industry."

CenturyTel is in discussions with a number of parties who have expressed interest in its wireless operations. The Company had previously offered Alltel an opportunity to participate in this process.

Last week CenturyTel's Board unanimously rejected Alltel's unsolicited merger proposal after full and appropriate consideration and advice from its financial and legal advisors. CenturyTel is highly suspicious of Alltel's motives in making public CenturyTel's confidential exploration of the possible separation of its wireless and wireline businesses.

Post said, "Alltel's unsolicited proposal and inappropriate disclosure will not deter CenturyTel from continuing to compete with Alltel for wireline acquisitions or pursuing other strategies that it believes are in the best interests of the Company. Our Board has the means and the will to execute our strategies. A combination with Alltel would not accomplish these strategic objectives."

CenturyTel, Inc. provides communications services including local exchange, wireless, long distance, Internet access and data services to more than three million customers in 21 states. The company, headquartered in Monroe, Louisiana, is publicly traded on the New York Stock Exchange under the symbol CTL. CenturyTel is the 8th largest local exchange telephone company, based on access lines, and the 8th largest cellular company, based on population equivalents owned, in the United States.

Visit CenturyTel's corporate Web site at (www.centurytel.com).

Contacts:

CENTURYTEL, INC., Monroe, LA
Media:
Annmarie Sartor
(318) 388-9671
annmarie.sartor@centurytel.com
     or
Investors:
Jeff Glover
(318) 388-9648
jeff.glover@centurytel.com
     or
JOELE FRANK, WILKINSON BRIMMER KATCHER
Joele Frank or Andy Brimmer
(212) 355-4449


                                   SIGNATURE

  Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                           CENTURYTEL, INC.

                                        By: /s/ Neil A. Sweasy
                                           ---------------------
                                           Neil A. Sweasy
                                           Vice President and Controller